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                                                                  EXHIBIT 23(a)


                        CONSENT OF ERNST AND YOUNG, LLP,
                              INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement on Form S-8 of Comerica Incorporated, pertaining to the registration of 200,000 shares of common stock with respect to the Comerica Incorporated Gain Sharing Plan of our report dated January 22, 1997, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


March 31, 1997

































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